                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
                              DUPLEX PRODUCTS INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              DUPLEX PRODUCTS INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $125.00

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     (2) Form, Schedule or Registration Statement.: Preliminary Proxy Statement

- --------------------------------------------------------------------------------

     (3) Filing Party: Duplex Products Inc.

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     (4) Date Filed: December 10, 1993

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- -------------------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

                              DUPLEX PRODUCTS INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MARCH 3, 1994

     Notice is hereby given that the Annual Meeting of Stockholders of DUPLEX PRODUCTS INC. will be held in the Northerner Room on the third floor of The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, on Thursday, March 3, 1994, 10:00 A.M. for the following purposes:

     (1) To elect one Class III director;

     (2) To ratify the selection by the Board of Directors of the Company's independent public accountants for the 1994 fiscal year;

     (3) To approve the 1993 Incentive Stock Option Plan.

and for the transaction of such other business as may properly come before the Annual Meeting, and at any adjournment or adjournments thereof.

     Stockholders of record at the close of business on January 7, 1994, are entitled to notice of and to vote at this Annual Meeting.

                                          ANDREW N. PETERSON
                                          Secretary

January 21, 1994

                             YOUR VOTE IS IMPORTANT

     We urge you to attend and to participate at the meeting, no matter how many shares you own. Procedures have been adopted for the business meeting to give every shareholder an opportunity to comment and ask questions while also facilitating completion of the business of the meeting in an orderly and timely fashion.

     Even if you do expect to attend the meeting personally, WE URGE YOU TO PLEASE VOTE, AND THEN SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED. If you receive more than one Proxy card because your shares are registered in different names or at different addresses, please sign and return each Proxy card so that all of your shares will be represented at the meeting.

                              DUPLEX PRODUCTS INC.

                               1947 BETHANY ROAD
                            SYCAMORE, ILLINOIS 60178

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 3, 1994

     The accompanying proxy is solicited by the Board of Directors of DUPLEX PRODUCTS INC., (hereinafter the "Company") for use at the Annual Meeting of Stockholders (hereinafter the "Annual Meeting" or "1994 Annual Meeting") to be held on March 3, 1994, and at any adjournment thereof. The Annual Meeting has been called for the purposes set forth in the Notice of Annual Meeting of Stockholders attached hereto.

     Please sign and return the enclosed proxy. When such proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon; or to the extent that directions are not noted thereon, it will be voted (i) for the nominee of Class III director named therein, (ii) in favor of the ratification of the selection of Grant Thornton as independent public accountants for fiscal year 1994; and
(iii) in favor of the ratification of approval of the 1993 Incentive Stock Option Plan. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by delivering written notice to the Secretary of the Company at the Company's address listed above, by giving a later dated proxy, or by personally appearing at the Annual Meeting and requesting revocation.

     At the close of business on January 7, 1994, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"), there were 7,600,336 shares of the Company's Common Stock outstanding. Each share is entitled to one vote. The holders of a majority of the issued and outstanding shares must be present or represented by proxy at the Annual Meeting in order for it to be held. Directors are elected by a plurality of votes cast. Ratification of the 1993 Incentive Stock Option Plan and the selection of Grant Thornton requires a majority of the votes cast.

     The Company will use Morrow & Co., Inc. to solicit proxies. Following the mailing of the proxy statement, directors, officers, and employees of the Company may solicit proxies in person or by telephone, telegraph, or special letter, but such persons shall not be specially compensated for such solicitation. Expenses in connection with the solicitation of proxies, including a $4,000.00 fee payable to Morrow & Co., Inc. will be borne by the Company. Arrangements are being made with brokerage houses and other custodians, nominees, and fiduciaries to send proxy materials to their principals, and the Company will reimburse them for their expense in doing so.

     This proxy statement was first sent or delivered to stockholders on or about January 21, 1994.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three Classes with the term of office of one Class expiring each year. Each Class is elected to a three year term. The term of the Class III director expires at the 1994 Annual Meeting. The Board of Directors' nominee for Class III director is Michael J. Birck. Mr. Birck was elected as a Class III director at the 1991 annual meeting for a three year term expiring at the 1994 Annual Meeting.

     As set forth on the proxy card, a stockholder may vote (a) for the nominee, or (b) against the nominee (by withholding authority). Unless otherwise directed on the proxy card, the shares represented by the enclosed proxy will be voted for the nominee for the Board of Directors.

     If, at the time of the 1994 Annual Meeting, a nominee is unable to or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. The Board of Directors has no reason to believe that any substitute nominee will be required. Stockholders who wish to make additional nominations may do so at the Annual Meeting.

     The Board of Directors recommends that you vote in favor of its nominee for director.

BUSINESS AFFILIATIONS AND SECURITIES OWNERSHIP OF NOMINEE FOR
DIRECTOR AND DIRECTORS WHOSE TERMS CONTINUE

     The following table discloses the principal occupations and employment during the past five years, the positions currently held with the Company, directorships of other publicly held companies currently held, and the other indicated information concerning directors of each Class, including the nominee for director who is identified by an asterisk (*).

                                                                                   SHARES OF       PERCENT
                                                                                     COMMON      OUTSTANDING
                               PRINCIPAL OCCUPATION(S),        YEAR FIRST            STOCK        SHARES OF
                                COMPANY POSITIONS, AND          ELECTED           BENEFICIALLY     COMMON
         NAME                    OTHER DIRECTORSHIPS            DIRECTOR    AGE     OWNED(4)        STOCK
- -----------------------  ------------------------------------  ----------   ---   ------------   -----------
John C. Colman.........  Private Investor and Consultant;         1978      67        2,000          .03%
  (Class I)              Director, Orion Capital Corp.;
                         Director, Premier Industrial
                         Corp.(2)(3)

George S. Hoban........  Retired Partner, Hinshaw &               1969      79        3,000          .04%
  (Class I)              Culbertson, the law firm which
                         serves as General Counsel to the
                         Company.(1)(2)

John A. Bacon, Jr......  Private Investor; Trustee of Stein       1969      66        1,500(5)       .02%
  (Class II)             Roe Variable Investment Trust.(1)(3)

David J. Eskra.........  Chairman of the Board of Directors       1990      52       11,000          .14%
  (Class II)             of Company; 1992, Private Investor;
                         1989 to 1991, Chairman, President
                         and Chief Executive Officer of
                         Pansophic Systems Incorporated, a
                         software company.(1)

Benjamin L. McSwiney...  President and Chief Executive            1993      43           --           --
  (Class I)              Officer of the Company; 1991-1992,
                         President and Chief Executive
                         Officer of WhiteStar Graphics, a
                         holding company which owned a
                         business forms company and a
                         photocomposition and color
                         separation company; 1989-1991, Vice
                         President and General Manager of
                         Williamhouse Regency, a paper
                         converting and printing company.

                                                                                   SHARES OF       PERCENT
                                                                                     COMMON      OUTSTANDING
                               PRINCIPAL OCCUPATION(S),        YEAR FIRST            STOCK        SHARES OF
                                COMPANY POSITIONS, AND          ELECTED           BENEFICIALLY     COMMON
         NAME                    OTHER DIRECTORSHIPS            DIRECTOR    AGE     OWNED(4)        STOCK
- -----------------------  ------------------------------------  ----------   ---   ------------   -----------
*Michael J. Birck......  President, Chief Executive Officer       1990      55           --           --
  (Class III)            and a Director of Tellabs, Inc., a
                         manufacturer of telecommunications
                         products; Director, USF&G
                         Corporation.(2)

- -------------------------
Class I -- Term expires at 1995 Annual Meeting.

Class II -- Term expires at 1996 Annual Meeting.

Class III -- Term expires at 1994 Annual Meeting.

(1) Member of the Compensation Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

(3) Member of the Finance Committee of the Board of Directors.

(4) Except as otherwise noted, the nature of beneficial ownership for all shares is sole voting and investment power.

(5) Does not include 600 shares owned by family members as to which beneficial ownership is disclaimed.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Company has standing Audit, Finance, and Compensation Committees of the Board of Directors which perform the functions described below. The Board of Directors had nine meetings during fiscal year 1993. All directors attended at least seven of the meetings of the Board of Directors.

     The Audit Committee consists of Messrs. Colman, Hoban, and Birck. The Audit Committee reviews the Company's financial reporting process and the effectiveness of its system of internal controls. It meets with appropriate Company financial personnel, the internal auditor, and the independent public accountants in connection with these reviews. The Audit Committee recommends to the Board of Directors, subject to ratification by the stockholders at the annual meeting, the appointment of the independent public accountants to serve as auditors. The internal auditor and the independent public accountants meet with the Audit Committee and have free access to the Audit Committee at any time. The Audit Committee also reviews and evaluates the Company's insurance and risk management programs. The Audit Committee met three times during fiscal year 1993. All Committee members attended all meetings.

     The Finance Committee consists of Messrs. Bacon and Colman. The Finance Committee reviews and evaluates the Company's Employees' Savings and Profit Sharing Plan and its investment managers, the investment of the Company's cash, and changes in the Company's capital structure. The Finance Committee met once during fiscal year 1993.

     The Compensation Committee consists of Messrs. Bacon, Eskra, and Hoban. The Compensation Committee is charged with making recommendations to the Board relating to the compensation of the Chairman and the President and with reviewing management decisions relating to compensation of other officers and key personnel as more fully outlined in the report of the Compensation Committee appearing elsewhere in this statement. The Compensation Committee met five times during fiscal year 1993. All Committee members attended all meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation of the three most highly compensated executive officers of the Company, including the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                                ANNUAL COMPENSATION                      AWARDS
                                       --------------------------------------   ------------------------
        NAME AND                                              OTHER ANNUAL       RESTRICTED    NUMBER OF      ALL OTHER
 PRINCIPAL POSITION(1)          YEAR   SALARY      BONUS   COMPENSATION(2)(3)   STOCK AWARDS    OPTIONS    COMPENSATION(3)
- ------------------------        ----   -------     -----   ------------------   ------------   ---------   ---------------
David J. Eskra................  1993   283,055(4)  None           None              None           None          None
Chairman of the Board           1992        --(4)    --             --                --             --            --
Director                        1991        --(4)    --             --                --             --            --

Benjamin L. McSwiney..........  1993    23,590(5)  None(6)        None              None         75,000           126(8)
President                       1992        --(5)    --             --                --             --            --
Chief Executive Officer         1991        --(5)    --             --                --             --            --
Director

Andrew N. Peterson............  1993   111,500     None           None              None(7)        None           885(8)
Vice President, Finance         1992    95,917     None           None              None           None           723(8)
Chief Financial Officer         1991    92,667     7,500          None              None           None         1,031(8)
Secretary

- -------------------------
(1) This table includes all executive officers and it identifies principal positions as of the record date. At the close of fiscal year 1993, Mr. Eskra and Mr. McSwiney held the following positions: Mr. Eskra -- Chairman of the Board, Chief Executive Officer and Director; Mr. McSwiney -- President, Chief Operating Officer and Director.

(2) In accordance with the transitional provisions of the management compensation disclosure rules of the Securities and Exchange Commission, no information with respect to Other Annual Compensation and All Other Compensation for fiscal years 1992 and 1991 has been included.

(3) Prequisites and other personal benefits paid to the named executive officers aggregated in each case less than the lower of either $50,000 or 10% of the total annual salary and bonus reported. In accordance with the management compensation disclosure rules of the Securities and Exchange Commission, no amounts have been shown for perquisites and other personal benefits for any executive officer.

(4) Mr. Eskra commenced his employment with the Company on March 4, 1993, and accordingly no amounts are shown for 1992 and 1991, and the amount shown for 1993 reflects compensation earned for the part of the fiscal year during which he was employed. Reference should be made to the discussion of Mr. Eskra's compensation appearing in the report of the Compensation Committee of the Board of Directors of Company.

(5) Mr. McSwiney commenced his employment with the Company on September 20, 1993, and accordingly no amounts are shown for 1992 and 1991. The amount shown for 1993 reflects compensation earned for the part of the fiscal year during which he was employed based upon an annual salary of $200,000.

(6) Mr. McSwiney was granted a bonus of up to 40% of his annual salary to be earned by the achievement during 1994 of certain performance goals to be established by the Board of Directors.

(7) On October 30, 1993, Mr. Peterson held 6,612 shares of restricted stock which had an aggregate market value of $71,079. Dividends on restricted stock are paid at the same time and in the same amounts as paid on Common Stock but such amounts are not included in this column. The Company last paid a Common Stock dividend on October 6, 1992.

(8) This amount includes life insurance premiums paid for the benefit of Mr. McSwiney in the amount of $126, and the benefit of Mr. Peterson in the following amounts: 1993, $885; 1992, $723; and 1991, $670. This amount also includes Company contributions in the amount of $361 to its Employees' Savings and Profit Sharing Plan for the benefit of Mr. Peterson for the year ended October 26, 1991. The Company made no contribution to the Employees' Savings and Profit Sharing Plan during either fiscal year 1992 or 1993.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information with respect to stock options granted to or held by the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                                    VALUE
                                                                                           AT ASSUMED ANNUAL RATES
                                                 INDIVIDUAL GRANTS                             OF STOCK PRICE
                             ---------------------------------------------------------     APPRECIATION FOR OPTION
                                         % OF TOTAL OPTIONS                                        TERM(2)
                             OPTIONS    GRANTED TO EMPLOYEES    EXERCISE    EXPIRATION    -------------------------
           NAME              GRANTED       IN FISCAL YEAR        PRICE         DATE       5%($18.50)    10%($29.50)
- --------------------------   -------    --------------------    --------    ----------    ----------    -----------
David J. Eskra............      None              --                 --             --           --             --
Benjamin L. McSwiney......    75,000(1)          100%            $11.38        9/20/03      534,000      1,359,000
Andrew N. Peterson........      None              --                 --             --           --             --

- -------------------------
(1) As part of the Mr. McSwiney's employment agreement, the Company granted to him 75,000 non-qualified stock options (pursuant to the Company's 1984 Incentive Stock Option Plan) at an exercise price equal to the closing market price of Company stock on September 17, 1993. Options become exercisable at a rate of 20% of each grant during the first through fifth anniversary dates of the date of grant.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     OBJECTIVES. The Company's executive compensation program is intended to attract, retain, motivate, and reward highly qualified executive officers to achieve the corporation's business objectives.

     COMPONENTS OF COMPENSATION. The major components of Duplex's executive compensation program consist of a formal base salary plan, bonus, and stock plans. The program also includes participation by executive officers in various indirect compensation plans and arrangements. These plans and arrangements include an Employee Savings and Profit Sharing Plan, a supplemental retirement plan, and medical and dental care plans. Indirect compensation of executive officers through these plans and arrangements is considered by the Compensation Committee to be part of the executive officers' total compensation.

     COMPENSATION COMMITTEE RESPONSIBILITY. The Compensation Committee is responsible for the establishment and administration of all significant compensation programs, including those covering executive officers. Under the Duplex executive compensation program, the Compensation Committee, with assistance from Duplex management, reviews, and when appropriate, approves and recommends to the Board of Directors changes to the components of the executive compensation program based on their relationship to corporate performance and the competitive market for attraction and retention of executive personnel. In administering the program, the Compensation Committee also reviews the performance of Duplex's executive officers, and their contributions to the corporation's performance results to determine their compensation levels under the various components of the program, including base salary, options, and restricted stock grants.

ACTIVITIES.

     MANAGEMENT CHANGES. The objectives of the Company's Executive Compensation Program and its implementation became the subject of review by the Compensation Committee during fiscal year 1993. That review is ongoing for the reasons hereinafter stated. Resignations occurred as follows: January 1993 -- Jack L. Turk, Senior Vice President of Manufacturing and Operations; April
1993 -- Lucien T. Smith, Chairman of
the Board of Directors; May 1993 -- Fred L. Weeks, a director and Corporate Secretary, and John J. Thuma, Vice President of Manufacturing; October
1993 -- Carl L. Peterson, a director and Chairman of the Board of Directors; and November 1993 -- Paul J. Trausch, Vice President of National Account Programs. These events required continuing communication between the remaining directors and the Compensation Committee.

     Upon the resignation of Lucien T. Smith as Chairman of the Board of Directors, the board elected Carl L. Peterson as Chairman of the Board of Directors, and, upon the recommendation of Board members, John Bacon, Michael Birck, John Colman, and George Hoban, David J. Eskra was elected as interim President and CEO. At the time of his election, Mr. Eskra agreed to serve in said positions until October 1, 1994, unless his replacement was found sooner. The negotiations with Mr. Eskra were based upon his immediate availability, his prior experience as president and chief executive officer of a New York Stock Exchange company, and his knowledge of the Company resulting from his prior service on the Board. It was the Board's view that no outside person could be hired in reasonable time who would have the specific knowledge of the Company to accomplish in a timely manner the required tasks of leading the organization and finding his replacement. Mr. Eskra was charged with the responsibility of evaluating the production and sales organizations of the Company, other administrative matters, and future plans, and to make the necessary changes with the concurrence of the Board of Directors.

     A search committee of Mr. Eskra and Mr. Colman was formed to locate and screen, with the help of a consultant, candidates for president to be considered by the Board. The search committee through its interview process presented two candidates for the board's consideration. On September 20, 1993, Benjamin L. McSwiney was elected by the Board of Directors as President, Chief Operating Officer, and as a director with a term to expire at the 1995 Annual Meeting. On December 16, 1993, the Board of Directors appointed Mr. McSwiney as the Chief Executive Officer of the Company.

RELATIONSHIP OF EXECUTIVE COMPENSATION TO CORPORATE PERFORMANCE

     SALARY. Duplex's executive officers' salaries are determined in accordance with the Company's formal base salary plan. This plan provides guidelines for base salary determinations based on employee position, responsibility, and external market conditions which include comparisons with prevailing salary levels of similar positions in other comparable sized companies within the industry. The program is a performance oriented plan which determines the executive officer's base salary related to overall company performance goals and specific individual performance criteria. In reviewing recommended base salary adjustments, the Compensation Committee considers the guidelines as well as performance factors, both financial and non-financial, and both objective and subjective, as deemed appropriate. These factors include comparing Duplex's performance for the preceding year to both internal performance standards and its relative financial performance to a peer group of comparably sized companies in the industry. The Company's salary plan was in large part suspended during fiscal year 1993 due to the many management changes noted above, and due to the necessity to retain Mr. Eskra on an interim basis and to implement the changes necessary to restructure the Company.

     COMPENSATION OF EXECUTIVE OFFICERS. Board members, John Bacon, Michael Birck, John Colman, and George Hoban negotiated the employment contract with Mr. Eskra, and Mr. Eskra's compensation was set at $2,000 for each day worked, payable semi-monthly, with a car allowance of $100 for each day worked. Mr. Eskra did not receive any compensation as a director during the term of his employment. The compensation of Mr. McSwiney is set forth in the Summary Compensation Table and in the Options Granted section contained herein. Andrew
N. Peterson's base salary increased during fiscal year 1993 from $106,000 to $117,000 annually. This increase was not based upon specific performance goals, but was intended to compensate him for the loss of certain perquisites.

EMPLOYEE BENEFIT PLANS

     STOCK OPTIONS. Stock options granted to Duplex executive officers, and the Option Grants in Last Fiscal Year Table, were granted under the 1984 Incentive Stock Option Plan. The 1984 Incentive Stock Option Plan provides for the issuance of shares of Duplex Common Stock upon exercise of stock options granted to a broad range of management level employees of the Company at prices not less than the fair market value of Duplex Common Stock as of the grant date. Unless otherwise specified by the Compensation Committee at the time of grant, all or any portion of the option shares may be exercised at any time during the period which begins one (1) year from the date of grant and ending ten (10) years from the date of grant. The Compensation Committee determines the participants to whom options are granted and the number of shares for which the options are exercisable. Through the grant of stock options, the Compensation Committee intends to align the long-term interests of Duplex's executive officers with those of its shareholders with the intended effect of further motivating executive officers to enhance shareholder value. During 1993, the Compensation Committee granted options for 75,000 shares to Mr. McSwiney.

     The Compensation Committee has recommended to the Board of Directors a new Incentive Stock Option Plan which is described below, and which was approved by the Board of Directors at its December 16, 1993, meeting for submission to the stockholders for their approval at the Company's Annual Meeting on March 3, 1994.

     RESTRICTED STOCK PURCHASE PLAN. The Restricted Stock Purchase Plan is designed to motivate and promote the interest of Duplex and its shareholders by providing an incentive for key executives of the Company. The Restricted Stock Purchase Plan provides for granting to a broad range of management level employees of the Company the right to purchase Duplex Common Stock at prices to be determined by the Compensation Committee. All of the shares must be purchased within 30 days from the date the right is granted. The Compensation Committee determines the participants to whom the right to purchase restricted stock is granted and the number of shares granted. Through the grant of restricted stock purchase rights, the Compensation Committee intends to align the long-term interests of Duplex's executive officers with those of its shareholders with the intended effect of further motivating executive officers to enhance shareholder value. On October 30, 1993, the Company had 178,000 shares of Common Stock reserved and available for issuance under the Restricted Stock Purchase Plan. The Restricted Stock Purchase Plan provides that shares are subject to repurchase rights as determined by the Committee. There were no grants of any stock this year.

     EMPLOYEE'S SAVINGS AND PROFIT SHARING PLAN. The Company's contributions to its Employees' Savings and Profit Sharing Plan are voluntary and at the discretion of the Board of Directors. The Profit Sharing Plan provides that any annual contribution by the Company cannot exceed 15% of earnings before deducting the contribution and Federal income taxes. Under the provisions of the Internal Revenue Code, the annual contribution cannot exceed 15% of the compensation otherwise paid or accrued during the fiscal year to all employees under the Plan. There was no Company contribution to the Profit Sharing Plan for the year ending October 30, 1993.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. In 1989, the Company adopted a Supplemental Executive Retirement Plan ("SERP") in which Mr. Peterson and certain other employees of the Company are participants. The SERP is intended to provide participants with retirement benefits to supplement retirement benefits provided to them under social security, the Employees' Savings and Profit Sharing and Retirement Plan, and deferred compensation plans (of which there are no current participants) so that each participating employee can anticipate receiving a retirement income up to 50% (for service of 30 years or more, reduced by 1/30 for each year of service less than 30) of his average final monthly compensation. The amount payable under the SERP is reduced by a Social Security Offset (the maximum social security benefit payable to the employee) and by a Profit Sharing Offset (the monthly benefit produced by annuitizing the amount the participant would receive if he made minimum mandatory contributions to the "balanced fund" under the Employees' Savings and Profit Sharing Plan). For the fiscal year ended October 30, 1993, the Company accrued an aggregate of $140,000 with respect to the SERP. Accruals are not (and cannot readily be) calculated separately for individuals under the SERP.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving as directors. Directors who are not employees receive directors' fees of $1,500 per month and $500 for each committee meeting. Fees are payable in cash or deferred for a period of years. Additional compensation may be paid for services on special projects or reports. The Company paid total director's fees of $93,500.00 for 1993.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bacon, Mr. Hoban, and Mr. Eskra served on the Compensation Committee for the past fiscal year. Mr. Eskra participated in no decisions regarding his own compensation as an executive officer.

Submitted by the Compensation Committee of the Board of Directors.

John A. Bacon, Chairman
George S. Hoban
David J. Eskra

                               PERFORMANCE GRAPH

     The following performance graph compares the cumulative total shareholder return for Duplex Common Stock with the cumulative total return of companies on the American Stock Exchange Index and on a peer group index.

                              DUPLEX PRODUCTS INC.
                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                     VS. AMEX INDEX AND PEER GROUP INDICES

                                                                   AMERICAN
      MEASUREMENT PERIOD         DUPLEX PROD-                      STOCK EX-
    (FISCAL YEAR COVERED)          UCTS INC.      PEER GROUP        CHANGE
1988                                  100             100             100
1989                               119.29          120.39          123.80
1990                                57.58           89.48          102.91
1991                                67.73          113.29          126.18
1992                                64.94          104.85          135.48
1993                                68.10          137.28          164.75

     The above graph assumes $100 invested on October 28, 1988 in the Company's common stock, American Stock Exchange Index, and Peer Group Index, and also assumes dividend reinvestment. The Peer Group Index is composed of the following companies: American Business Products, Inc., Ennis Business Forms, Inc., Moore Corporation Limited, New England Business Service, The Reynolds & Reynolds Company, The Standard Register Company and Wallace Computer Services, Inc.

                            BENEFICIAL OWNERSHIP OF
                        COMMON STOCK BY CERTAIN PERSONS

     The following table sets forth, as of the Record Date, the names and addresses of all persons known to the Company who may be deemed beneficial owners of more than five percent of the Common Stock of the Company:

                                                             AMOUNT AND             PERCENT OF
                                                             NATURE OF          OUTSTANDING SHARES
                      NAME AND ADDRESS                  BENEFICIAL OWNERSHIP     OF COMMON STOCK
        ---------------------------------------------   --------------------    ------------------
        Brinson Partners.............................          739,900                 9.74%
        Three First National Plaza
        Chicago, IL 60602

        Mitchell Hutchins Institutional Investors,             576,700                 7.59%
          Inc........................................
        1285 Avenue of the Americas
        New York, NY 10019

        Tweedy, Browne Company L.P...................          480,871                 6.33%
        TBK Partners, L.P.
        Vanderbilt Partners, L.P.
        52 Vanderbilt Avenue
        New York, NY 10017

        Teachers Insurance and Annuity Assn..........          453,500                 5.97%
        College Retirement Equities Fund
        730 Third Avenue
        New York, NY 10017

        Lazard Freres................................          422,100                 5.56%
        One Rockefeller Plaza
        New York, NY 10020

        David L. Babson & Co., Inc...................          384,500                 5.06%
        1 Memorial Drive
        Cambridge, MA 02142

     As of the Record Date, the directors and executive officers of the Company beneficially owned, in the aggregate, the following shares of Common Stock (which includes 600 shares of Common Stock owned by spouses and other family members as to which beneficial ownership is disclaimed):

                                                            PERCENT OF
                      NO. OF SHARES                        OUTSTANDING
                    BENEFICIALLY OWNED                     COMMON STOCK
                    ------------------                  ------------------
                          40,808                               .54%

               RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accountants selected by the Board of Directors and being recommended to the stockholders for retention during the current year is the firm of Grant Thornton. A representative of such firm is expected to be present at the Annual Meeting with an opportunity to make a statement if the representative desires to do so and to respond to appropriate questions. The Board of Directors recommends a vote in favor of such ratification.

         RATIFICATION AND APPROVAL OF 1993 INCENTIVE STOCK OPTION PLAN

     On December 16, 1993, the Board of Directors of the Company adopted, subject to the approval of the shareholders of the Company (the "Effective Date"), the 1993 Incentive Stock Option Plan (the "1993 Plan"), a copy of which is set forth as Appendix A to this Proxy Statement. The purpose of the 1993 Plan is to enable the Company to secure the benefits of the additional incentive inherent in ownership of Common Stock by those employees who are important to the success and growth of the business of the Company.

     The 1993 Plan provides for the availability of 500,000 shares of the Company's Common Stock for issuance to eligible employees. Options may be granted to any employee of the Company. Employees who are also officers or directors of the Company shall not, by reason of holding such offices, be ineligible to receive options. An optionee will have no rights as a stockholder with respect to any shares covered by his options until the date of issuance of a stock certificate to him for such shares. During the life of the optionee, the option is exercisable only by him. A person may exercise an option that has not expired as a result of passage of time: (i) while in the employ of the Company or one of its subsidiaries; (ii) during the three months after termination of employment if the termination is (a) involuntary but not for reasons that constitute cause or (b) voluntary but with the prior written consent of the Company; (iii) for one year after termination as a result of disability. After an option holder's death, an option may be exercised by a decedent's personal representative, surviving spouse or heirs (if it has not lapsed as a result of passage of time) during the nine months after his death if the option holder was able to exercise the option at the time of his death.

     The 1993 Plan shall be administered by a Compensation Committee of the Board of Directors of the Company. The Compensation Committee shall have the authority to determine the employees to whom options will be granted, the number of shares that may be purchased under each option, and the option price (except that the option price of each share of Common Stock purchasable under any stock option shall not be less than 100% of the fair market value thereof at the time the option is granted). The Compensation Committee shall interpret and generally administer the 1993 Plan. Options may be granted under the 1993 Plan at any time prior to the 10th anniversary of the Effective Date, on which anniversary date the 1993 Plan will expire, except as to options then outstanding under the 1993 Plan. The 1993 Plan may be amended or terminated at any time by the Board of Directors without shareholder action, provided that any such amendment is in compliance with all applicable laws and the rules of the exchanges upon which the shares of the Company are then listed. Provisions are made in the 1993 Plan for appropriate adjustments of shares subject to outstanding options in the event of changes in the Company's outstanding Common Stock by reason of merger, stock splits, or similar events.

     Certain options authorized to be granted under the 1993 Plan are intended to qualify as "Incentive Stock Options" for federal income tax purposes. Under federal income tax law in effect as of the date of this proxy statement, an optionee will recognize no income upon grant or exercise of an Incentive Stock Option. If an employee exercises an Incentive Stock Option and does not dispose of any of the shares thereby acquired within two years following the date of grant and within one year following the date of exercise, capital gain or loss will be realized upon the subsequent disposition of the shares. If an employee disposes of shares acquired upon exercise of an Incentive Stock Option before the expiration of either the one-year holding period or the two-year holding periods specified in the foregoing sentence (a "disqualifying disposition"), the employee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the fair market value of the shares on the date of disposition over the option price. Any additional gain realized upon the disqualifying disposition will constitute capital gain. The Company will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an Incentive Stock Option. Upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee realizes ordinary income.

     Certain options authorized to be granted under the Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law in effect as of the date of this proxy statement, no income is realized by the grantee of a non-qualified stock option until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize the income, and the Company will be entitled to a deduction, in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon the Company withholding income taxes on such income. Upon the sale of shares acquired upon exercise of a non-qualified stock option, the employee will realize capital gain or loss equal to the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise. The exercise of an Incentive Stock Option will give rise to an alternative minimum tax adjustment to the employee in an amount equal to the excess of the then fair market value of the shares over the option price.

     As of the date of this proxy statement, the Compensation Committee intends to grant awards under the Plan. However, the number and type of awards to be granted under the Plan and identity of any particular employee to whom options are to be granted cannot be determined as of this date. Please refer to information set forth under "Executive Compensation" as to all compensation plans in effect as of the date of this proxy statement or in effect during the last three fiscal years with respect to executive officers and other employees. On October 30, 1993, the closing price of the Common Stock as reported on the composite tape of the American Stock Exchange was $10.75 per share.

     The 1993 Plan must be approved by the affirmative vote of the holders of a majority of the shares cast in order to be adopted.

     The Board of Directors recommends that the stockholders vote FOR the approval of the 1993 Plan, and the proxy will be so voted unless you specify otherwise.

                             STOCKHOLDER PROPOSALS

     Stockholders who intend to present a proposal for action at the 1995 annual meeting of Stockholders must submit to the Company said proposal in writing no later than October 29, 1994, for such proposal to be considered for inclusion in the Proxy Statement of the Company's Board of Directors for that meeting.

                      REPORTING OF SECURITIES TRANSACTIONS

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than 10% of the Company's stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the Company's shares of common stock are traded. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the Company's review of the copies of such forms furnished to the Company, the Company is not aware that any of its directors and executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during the period commencing November 1, 1992, through October 30, 1993.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any business to be presented at the Annual Meeting other than that described herein. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxies in accordance with their judgment upon such matters.

                                          ANDREW N. PETERSON
                                          Secretary

January 21, 1994

     EXECUTION OF THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WILL BE GREATLY APPRECIATED. RETURN THE SIGNED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT EXECUTED PROXIES BE RETURNED REGARDLESS OF THE NUMBER OF SHARES OWNED.

                                                                      APPENDIX A

                              DUPLEX PRODUCTS INC.

                        1993 INCENTIVE STOCK OPTION PLAN

1. PURPOSE OF THE PLAN.

     The purpose of this 1993 Incentive Stock Option Plan (the "Plan") is to promote the interest of DUPLEX PRODUCTS INC., a Delaware Corporation (the "Company"), and its shareholders by providing key employees of the Company and its subsidiaries with opportunities to acquire a proprietary interest in the Company, and thereby participate in the growth of the Company generated by their efforts. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.

2. ADMINISTRATION.

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (herein called the "Committee"). The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the form and content of options to be issued under the Plan, to permit or require the acceleration of the exercise of such options, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.

3. SHARES SUBJECT TO THE PLAN.

     The aggregate number of shares of Common Stock (the "Common Stock") of the Company (the "Shares") subject to options (the "Options") which may be granted under the Plan shall not exceed 500,000 Shares. Options granted under this Plan will be either Incentive Stock Options ("ISOs") or Non-Qualified Stock Options ("NQSOs"). If any Option granted under this Plan lapses or terminates for any reason before being completely exercised, the Shares covered by the unexercised portion of such Option may again be made subject to Options granted under the Plan. Shares issued upon the exercise of Options granted under the Plan may be Shares of authorized but previously unissued Shares or Shares held by the Company as treasury Shares. Shares of Common Stock of the Company, of the par value of $1.00 per share, shall be delivered, unless Section 11 shall be applicable.

4. ELIGIBLE EMPLOYEES.

     Options may be granted under the Plan to any key employee of the Company, or of a parent or any subsidiary thereof ("Optionee"), including any employee who is an officer or director of the Company, or of a parent or a subsidiary thereof.

5. GRANTING OF OPTIONS.

     Subject to the terms and conditions of the Plan, the Committee may, from time to time and as of any date or dates prior to December 16, 2003, as shall be specified by the Committee, grant to eligible employees as the Committee may determine, Options to purchase such number of Shares on such terms and conditions as the Committee may determine. More than one (l) Option may be granted to the same employee on each date that Options are granted to employees.

6. OPTION PRICE.

     The purchase price of each Share subject to an Option shall be fixed by the Committee, but shall not be less than 100% of the fair market value of a Share at the time the Option is granted and shall not be less than the par value thereof. Unless otherwise determined by the Committee, the fair market value of a Share shall be the closing market price of the Shares on the composite index of the American Stock Exchange

("AMEX") as reported in the Wall Street Journal on the day preceding the date the Option is granted, or, if no market price can be so determined on such day, on the last preceding day on which the Shares were traded on the AMEX, or on such other exchange or price listing system where the Shares may then be traded.

7. OPTION PERIOD.

     Each Option granted under the Plan shall expire and terminate in all aspects ten (10) years after the date the Option is granted, or on such date prior thereto as the Committee shall specify at the time of grant. No Option shall permit the purchase of any Shares thereunder during the first year after the date the Option is granted, except in cases of retirement or involuntary termination of employment, such as death or permanent disability, and in such cases the Committee, in the exercise of its sole and exclusive discretion, may permit an Option to be exercised during the first year after the date the Option is granted.

     The Committee may specify in each Option grant the number of Shares, or the fraction of the total number of Shares optioned, as to which the Option may be exercised after the first anniversary of the date of grant, or from time to time thereafter until the Option is exercised as to all Shares. Unless otherwise specified by the Committee at the time of grant, the Optionee shall have the right to elect to exercise the Option as to all or any portion of the Shares granted in any Option under this Plan at any time during the period which begins one (l) year from the date of grant of the Option and ending ten (10) years following such date.

     To the extent that the aggregate fair market value of the Shares with respect to which the Options, and any other options granted after December 31, 1986, are exercisable for the first time by the Optionee during any calendar year exceeds $100,000.00 (valued as of the date the Options were granted), such Options shall be treated as Options which are not Incentive Stock Options.

     The right to exercise ISOs shall be governed by applicable provisions of
Section 422 of the Internal Revenue Code (the "Code") and the regulations and rulings promulgated thereunder with respect to matters not governed by rules set forth herein or by the Committee.

8. TRANSFERABILITY AND TERMINATION OF OPTIONS.

     Unless otherwise provided herein, or if the rules of the Committee otherwise provide, during the lifetime of an employee to whom an Option is granted, only such employee may exercise the Option, and only while such person is an employee of the Company, or of a parent or subsidiary thereof, and only if he or she has been continuously so employed since the date the Option was granted.

     An Option may be exercised following an Optionee's death or termination of employment subject to rules established from time to time by the Committee. In no event shall any Option be exercisable at any time after its expiration date. When an Option is no longer exercisable it shall be deemed to have lapsed or terminated.

9. EXERCISE OF OPTIONS.

     A person entitled to exercise an Option may, subject to its terms and conditions, and the terms and conditions of the Plan, exercise it by delivery of written notice of exercise to the Company at its principal office in Sycamore, Illinois, specifying the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the purchase price of any Shares to be purchased. Such payment may be in the form of cash or Shares of the Company having an equivalent cash value at the time of exercise, or a combination of cash and such Shares. No Shares shall be issued unless their issuance complies with all applicable Federal and State laws and unless required payment therefor has been made. The granting of an Option shall give such person no rights as a shareholder, except as to Shares actually issued.

     Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, State, and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Alternatively, the Company may issue or transfer such Shares of Common Stock net of the number of Shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the Shares shall be valued on the date the withholding obligation is incurred.

10. TERMINATION OF EMPLOYMENT OR DEATH OF HOLDER.

     In the event of the termination of the employment of an employee, including retirement pursuant to Company policy or disability, other than (a) termination of employment that is either (i) for cause, or (ii) voluntary on the part of the employee and without the prior written consent of the Company, or (b) a termination by reason of death, said employee may (unless otherwise provided in the Option Agreement) exercise his Option at any time within three (3) months after such termination of employment, but in no event after the expiration of the term of the Option, to the extent of the number of Shares covered by his Option which were purchasable by him at the date of the termination of his employment; provided, however, that in the case of such an employee who becomes disabled within the meaning of Section 22(e)(3) of the Code, such three (3) month period shall be extended to one (l) year. In the event of the termination of employment of an employee that is either (i) for cause, or (ii) voluntary on the part of an employee and without the prior written consent of the Company, any Option held by him under the Plan, to the extent not theretofore exercised by him, shall terminate in all respects, unless otherwise provided for in the Option Agreement.

     If an employee shall die (i) while he is employed by the Company, or a parent or a subsidiary thereof, (ii) within three (3) months after the termination of his employment other than by reason of disability within the meaning of Section 22(e)(3) of the Code or (iii) within one (l) year after the termination of employment by reason of such disability, such Option (unless it shall have previously terminated pursuant to the provisions of this Section 10) may be exercised by the employee's personal representative, surviving spouse or legal heirs, in that order, at any time within a period of nine (9) months after his death, but in no event after the expiration of the term of the Option, (a) if death occurs while he is employed by the Company, or a parent or a subsidiary thereof, to the extent of the remaining Shares covered by this Option, whether or not such Shares have become purchasable by such holder at the date of his death, or (b) if death occurs within such three (3) month or one (l) year period, to the extent of the number of Shares purchasable by such holder pursuant to the provisions of this Section 10 at the date of his death.

11. CHANGES IN CAPITALIZATION AND SIMILAR CHANGES.

     In the event of any change in the outstanding Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, combination, exchange of Shares or other similar corporate change, the aggregate number and class of Shares as to which Options may be granted under the Plan and the terms of any outstanding Options shall be equitably adjusted by the Committee; provided, however, that in no event shall the Option price for a Share be adjusted below the par value of such Share, nor shall any fraction of a Share be issued.

12. WRITTEN AGREEMENTS.

     All Options granted under the Plan shall be evidenced by written agreements in such form or forms as the Committee may from time to time determine.

13. AMENDMENT AND DISCONTINUANCE OF PLAN.

     The Board may at any time amend, suspend or discontinue the Plan, provided, however, that no amendment by the Board shall, without further approval of the Shareholders of the Company (except as provided in Section 11 hereof) increase the total number of Shares of the Company which may be made subject to Options granted under the Plan, change the minimum purchase price, increase the maximum period during which Options may be exercised, extend the term of the Plan beyond the date which is ten (10) years after adoption by the Board of Directors. No amendment of the Plan shall, without the consent of the Optionee, alter or impair any Option previously granted under the Plan.

14. EFFECTIVE DATE AND SHAREHOLDER APPROVAL.

     The Plan shall become effective on December 16, 1993, subject to approval and ratification of the Plan, at an annual meeting of the shareholders of the Company to be held on March 3, 1994, by the affirmative vote of the holders of a majority of the outstanding Shares of the Company voted at a properly convened meeting at which a quorum shall be present and act with respect to the Plan.

                             DUPLEX PRODUCTS INC.
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints David J. Eskra and Andrew N. Peterson proxies of the undersigned, with several powers of substitution, to vote all shares votable by the undersigned at the annual meeting of the stockholders of DUPLEX PRODUCTS INC. to be held in the NORTHERNER ROOM ON THE THIRD FLOOR OF THE NORTHERN TRUST COMPANY, 50 SOUTH LASALLE STREET, CHICAGO, ILLINOIS on March 3, 1994, at 10:00 A.M., or any adjournment thereof, on the matters proposed by management described below and on such other business as may properly come before the meeting. The proxies are instructed to vote as follows:

WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN 1 AND FOR PROPOSALS 2 AND 3.

A majority of said proxies or their substitutes present at the meeting or any adjournment thereof (or if only one be present, then that one) shall have and may exercise all the powers of all said proxies hereunder.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)
_______________________________________________________________________________

                             DUPLEX PRODUCTS INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /


________
|      |                     FOR the nominee
|      |                     listed below (exept    WITHHOLD AUTHORITY
________                     as marked to the       to vote for the nominee
1.  ELECTION OF DIRECTOR     contrary below)        listed below               3.  PROPOSAL TO APPROVE 1993    For  Against Abstain
                                                                                   INCENTIVE STOCK OPTION PLAN. / /  / /     / /
    (INSTRUCTION: To withhold
    authority to vote for the
    nominee, cross out the
    nominee's name below:)

             Michael J. Birck       / /                   / /

2.  PROPOSAL TO APPROVE THE
    SELECTION OF GRANT THORNTON    For      Against     Abstain
    as the independent public      / /        / /         / /
    accountants of the Company.


                                                                        Please sign exactly as your name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please
                                                                        sign in full corporate name by President or other authorized
                                                                        officer.   If a partnership, please sign in partnership name
                                                                        by authorized person.


                                                                        ___________________________________________________________
                                                                                                 Signature

                                                                        ___________________________________________________________
                                                                                          Signature (if held jointly)

                                                                        DATED:  ______________________________________________, 1994
                                                                        Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.
